Exhibit 99.2

FINANCIAL SUPPLEMENT

March 31, 2014

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation

Stock Based Compensation

Non-cash, stock-based compensation expense has been excluded from our non-GAAP financial statements for all periods presented.

Facilities and Acquisition Costs

The Company incurred $6.3 million of charges associated with exited facilities and acquisition related costs in the first quarter of 2014 which have been excluded from our non-GAAP financial statements for the three months ended March 31, 2014. The majority of this charge related to facility charges associated with the consolidation of multiple offices into the Company’s new corporate headquarters in Weston Massachusetts. The Company also incurred $0.3 million of acquisition related charges associated with the purchase of TalentBin, Inc., a social profile talent search engine, and Gozaik LLC, a developer of social jobs aggregation and distribution technology.

Strategic Alternatives

On March 1, 2012, the Company announced that it had resolved to explore strategic alternatives to maximize value for the Company’s stockholders. During the three months ended March 31, 2013, the Company incurred $1.4 million of costs related to the review of strategic alternatives which have been excluded from our non-GAAP financial statements for the first quarter of 2013.

Restructuring

On November 8, 2012, the Company announced actions to concentrate resources on core businesses within North America and key European and Asian markets with increased spending in marketing and sales. The restructuring actions included reducing the Company’s workforce, consolidating certain office facilities and impairing certain fixed assets. The Company incurred $13.2 million of restructuring costs in the first quarter of 2013 relating to this program which have been excluded from our non-GAAP financial statements for the three months ended March 31, 2013.

Gain on deconsolidation of subsidiaries, net

Prior to January 3, 2014, the Company had a 25% equity investment in a company located in Finland related to a business combination completed in 2001. Effective January 3, 2014, the Company expanded its current relationship with its joint venture partner in Finland, Alma Media Corporation (“Alma Media”). Alma Media is a leading media company focused on digital services and publishing in Finland, the Nordic countries, the Baltics and Central Europe. Monster and Alma Media each contributed several additional entities and businesses into the existing joint venture and formed a significantly larger joint venture where Monster has an equity ownership of 15% with the opportunity to increase ownership up to 20%. The Company also contributed cash of approximately $6.5 million. Following closing, Monster no longer held a controlling interest in its subsidiaries in Poland, Hungary and the Czech Republic and therefore deconsolidated those subsidiaries effective January 3, 2014. The Company will account for its investment under the equity method of accounting due to the Company’s ability to exert significant influence over the financial and operating policies of the new joint venture, primarily through our representation on the board of directors.

The Company recorded a gain of approximately $14.0 million as a result of the deconsolidation. The gain was measured as the difference between the (a) net fair value of the retained noncontrolling investment and the consideration transferred and (b) the carrying value of the contributed subsidiaries’ net assets of approximately $4.2 million. The fair value of the retained noncontrolling investment was approximately $24.8 million which was determined based on the present value of estimated future cash flows. The Company also recognized $1.8 million of accumulated unrealized currency translation loss related to the net assets of the subsidiaries contributed by Monster.

As a result of the deconsolidation, the Company recorded a net gain of approximately $12.0 million to Gain on deconsolidation of subsidiaries, net during the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2014.

Income Tax

As a result of the gain related to the deconsolidation of our subsidiaries in Poland, Hungary and the Czech Republic, the Company recognized a tax provision of $5.5 million in the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2014.

In the first quarter of 2013, the Company recognized an income tax benefit relating to the reversal of uncertain tax positions which has been excluded from our non-GAAP financial statements for the year ended December 31, 2013.

Discontinued Operations

During the third quarter of 2012, as part of the Company’s review of strategic alternatives, the Company made the decision to sell its Careers-China business. The sale of the Careers-China business to Saongroup, Ltd. (“Saongroup”) was completed on February 5, 2013. The Company received a 10% minority interest in the combined China business of Saongroup.

Prior to the close of the sale of Careers-China in the first quarter of 2013, the Company incurred charges relating to severance benefits associated with terminated employees, retention benefits for employees who will remain with the combined operations and certain lease obligation costs. At February 5, 2013, there was $23.1 million of accumulated unrealized currency translation gain related to the net assets of Careers-China. With the sale of Careers-China on February 5, 2013, the Company recorded the foreign currency translation adjustment as a reduction of the loss on disposition of discontinued operations. Additionally, the Company recorded a tax benefit of $4.0 million in the three months ended March 31, 2013. Accordingly, the Company recorded a loss from discontinued operations, net of tax, of $4.6 million in the first quarter of 2013 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2013. The Company does not expect to incur significant additional charges in future periods relating to Careers-China.

During the fourth quarter of 2012, the Company made the strategic decision to discontinue operations in Latin America and Turkey. All of the Latin America and Turkey business operations were discontinued on or before December 31, 2012. In the first quarter of 2013, the Company incurred $2.1 million of costs primarily relating to severance costs associated with terminated employees of our operations in Latin America and Turkey. Additionally, the Company recorded a tax benefit of $0.5 million for the three months ended March 31, 2013. Accordingly, the Company recorded a loss from discontinued operations, net of tax, of $1.6 million in the first quarter of 2013 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2013. The Company does not expect to incur significant additional charges in future periods relating to Latin America or Turkey.

Reclassifications

Certain reclassifications of prior year amounts have been made for consistent presentation.

Non-GAAP financial measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income (loss) from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma adjustments including: non-cash stock based compensation expense; costs incurred for the 2012 restructurings; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provision related to the sale of a noncontrolling interest; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; gain on deconsolidation of subsidiaries, net; and charges related to exited facilities and acquisition related costs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization non-cash compensation expense and non-cash costs incurred in connection with the Company’s restructuring programs. The Company considers EBITDA to be an important indicator of its operational strength. which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Non-GAAP EBITDA excludes the impact of the pro-forma adjustments discussed above.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Monster Worldwide, Inc.

Statements of Operations

(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Monster Careers	$193,654	$181,819	$178,737	$180,687	$734,897	$182,251
Internet Advertising & Fees	18,332	18,239	18,080	18,031	72,682	15,898

Revenue	211,986	200,058	196,817	198,718	807,579	198,149
Salary and related	90,781	83,997	88,030	91,207	354,015	93,826
Office and general	35,028	36,537	36,997	37,679	146,241	42,688
Marketing and promotion	49,267	43,394	38,089	38,840	169,590	41,413
Restructuring and other special charges	13,167	6,828	—	—	19,995	—
Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885
Amortization of restricted stock	6,794	5,470	4,901	8,226	25,391	8,173
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634

Operating expenses	211,141	191,951	182,562	188,734	774,388	198,619
Operating income (loss)	845	8,107	14,255	9,984	33,191	(470)
Gain on deconsolidation of subsidiaries, net	—	—	—	—	—	11,828
Interest and other, net	(1,268)	(1,357)	(1,482)	(1,663)	(5,770)	(1,323)

(Loss) Income before income taxes and equity interests	(423)	6,750	12,773	8,321	27,421	10,035
(Benefit from) provision for income taxes	(11,999)	2,366	4,480	28,157	23,004	6,663
Loss in equity interests, net	(458)	(245)	(119)	(86)	(908)	(133)

Income (loss) from continuing operations	11,118	4,139	8,174	(19,922)	3,509	3,239
(Loss) income from discontinued operations, net of tax	(6,134)	(759)	3,095	—	(3,798)	—

Net income (loss)	4,984	3,380	11,269	(19,922)	(289)	3,239
Net income attributable to noncontrolling interest	—	—	—	(193)	(193)	(1,174)

Net income (loss) attributable to Monster Worldwide, Inc.	$4,984	$3,380	$11,269	$(20,115)	$(482)	$2,065

Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	0.10	0.04	0.08	(0.21)	0.03	0.02
(Loss) income from discontinued operations, net of tax	(0.06)	(0.01)	0.03	—	(0.04)	—

Net income (loss)	$0.04	$0.03	$0.11	$(0.21)	$—	$0.02

Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	0.10	0.04	0.08	(0.21)	0.03	0.02
(Loss) income from discontinued operations, net of tax	(0.06)	(0.01)	0.03	—	(0.04)	—

Net income (loss)	$0.04	$0.03	$0.11	$(0.21)	$—	$0.02

Weighted avg. shares outstanding:
Basic shares	111,402	110,932	105,394	97,872	106,947	91,102
Diluted shares	112,637	111,937	105,967	97,872	107,913	94,416
Global employees - continuing operations (ones)	3,852	3,905	3,948	3,998	3,998	4,068
Annualized revenue per average employee	$215.0	$206.3	$200.5	$200.1	$205.5	$196.5

Monster Worldwide, Inc.

Non-GAAP Statements of Operations

(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Monster Careers	$193,654	$181,819	$178,737	$180,687	$734,897	$182,251
Internet Advertising & Fees	18,332	18,239	18,080	18,031	72,682	15,898

Revenue	211,986	200,058	196,817	198,718	807,579	198,149
Salary and related	90,781	83,997	88,030	91,207	354,015	93,826
Office and general	33,653	34,992	36,997	37,679	143,321	36,339
Marketing and promotion	49,267	43,394	38,089	38,840	169,590	41,413
Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634

Operating expenses	189,805	178,108	177,661	180,508	726,082	184,097
Operating income	22,181	21,950	19,156	18,210	81,497	14,052
Interest and other, net	(1,268)	(1,357)	(1,482)	(1,663)	(5,770)	(1,323)

Income before income taxes and equity interests	20,913	20,593	17,674	16,547	75,727	12,729
Provision for income taxes	7,320	7,222	6,199	5,791	26,532	4,083
Loss in equity interests, net	(458)	(245)	(119)	(86)	(908)	(133)

Net income	13,135	13,126	11,356	10,670	48,287	8,513
Net income attributable to noncontrolling interest	—	—	—	(193)	(193)	(1,174)

Income from continuing operations attributable to Monster Worldwide, Inc.	$13,135	$13,126	$11,356	$10,477	$48,094	$7,339

Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.12	$0.12	$0.11	$0.11	$0.45	$0.08

Weighted avg. shares outstanding:
Basic shares	111,402	110,932	105,394	97,872	106,947	91,102
Diluted shares	112,637	111,937	105,967	98,655	107,913	94,416

Monster Worldwide, Inc.

Segment Information and Margin Analysis - GAAP and Non-GAAP

(unaudited, in thousands)

	Trended Data
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Segment Revenue: GAAP
Careers—North America	$115,935	$109,717	$109,622	$111,000	$446,274	$111,647
Careers—International	77,719	72,102	69,115	69,687	288,623	70,604

Careers Revenue—GAAP	193,654	181,819	178,737	180,687	734,897	182,251
Internet Advertising & Fees Revenue—GAAP	18,332	18,239	18,080	18,031	72,682	15,898

Total Monster Revenue—GAAP	$211,986	$200,058	$196,817	$198,718	$807,579	$198,149

Segment operating income (loss): GAAP
Careers—North America	$12,423	$19,272	$16,346	$16,968	$65,009	$12,120
Careers—International	(8,991)	(6,054)	(325)	(3,226)	(18,596)	(5,289)

Careers operating income GAAP	3,432	13,218	16,021	13,742	46,413	6,831
Internet Advertising & Fees operating income GAAP	6,262	6,312	5,902	6,016	24,492	3,691

Total Monster operating income GAAP	$9,694	$19,530	$21,923	$19,758	$70,905	$10,522

Corporate expenses GAAP	(8,849)	(11,423)	(7,668)	(9,774)	(37,714)	(10,992)

Total Monster Consolidated operating income (loss) GAAP	$845	$8,107	$14,255	$9,984	$33,191	$(470)

Segment operating income (loss)(1): Non-GAAP
Careers—North America	$22,424	$22,277	$17,902	$20,315	$82,918	$17,508
Careers—International	(1,747)	(1,674)	1,281	(2,795)	(4,935)	(3,130)

Careers operating income Non-GAAP	20,677	20,603	19,183	17,520	77,983	14,378
Internet Advertising & Fees operating income Non-GAAP	6,883	6,978	6,353	6,753	26,967	4,415

Total Monster operating income Non-GAAP	$27,560	$27,581	$25,536	$24,273	$104,950	$18,793

Corporate expenses Non-GAAP	(5,379)	(5,631)	(6,380)	(6,063)	(23,453)	(4,741)

Total Monster Consolidated operating income Non-GAAP	$22,181	$21,950	$19,156	$18,210	$81,497	$14,052

(1) -	See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Segment Information and Margin Analysis—GAAP and Non-GAAP

(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Revenue—GAAP	$211,986	$200,058	$196,817	$198,718	$807,579	$198,149

EBITDA—GAAP (1)	$24,518	$33,842	$33,701	$30,992	$123,053	$20,222
Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885
Amortization of restricted stock	6,794	5,470	4,901	8,226	25,391	8,173
Restructuring non-cash charges	775	4,540	—	—	5,315	—
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634

Operating income (loss)—GAAP	$845	$8,107	$14,255	$9,984	$33,191	$(470)

Stock based compensation	6,794	5,470	4,901	8,226	25,391	8,173
Non-GAAP facilities and acquisiton costs	—	—	—	—	—	6,349
Non-GAAP fees associated with strategic alternatives	1,375	1,545	—	—	2,920	—
Restructuring non-cash charges	775	4,540	—	—	5,315	—
Restructuring expenses, less non-cash items	12,392	2,288	—	—	14,680	—

Total Non-GAAP Adjustments	21,336	13,843	4,901	8,226	48,306	14,522
Operating income Non-GAAP(1)	$22,181	$21,950	$19,156	$18,210	$81,497	$14,052

(1) -	See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Statements of Cash Flows

(unaudited, in thousands)

	Trended Data
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Cash flows provided by (used for) operating activities:
Net income (loss)	$4,984	$3,380	$11,269	$(19,922)	$(289)	$3,239

Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	16,104	15,725	14,545	12,782	59,156	12,519
Provision for doubtful accounts	535	897	318	617	2,367	316
Non-cash compensation	6,794	5,470	4,901	8,226	25,391	8,173
Deferred income taxes	(2,172)	(435)	4,825	26,356	28,574	3,893
Non-cash restructuring charges	775	4,540	—	—	5,315	—
Loss in equity interests, net	458	245	119	86	908	133
Gain on deconsolidation of subsidiaries	—	—	—	—	—	(13,647)
Tax benefit from change in uncertain tax positions	(12,869)	—	(1,486)	—	(14,355)	—
Amount reclassified from accumulated other comprehensive income	(23,109)	—	—	—	(23,109)	1,819
Excess income tax benefit from equity compensation plans	—	(2,044)	(1,970)	(1,893)	(5,907)	(130)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,907	22,734	12,820	(33,443)	8,018	14,501
Prepaid and other	14,690	865	(3,371)	2,389	14,573	(14,838)
Deferred revenue	(5,039)	(26,203)	(16,582)	25,635	(22,189)	(964)
Accounts payable, accrued liabilities, and other	(15,695)	(9,771)	(23,137)	3,972	(44,631)	3,893

Total adjustments	(13,621)	12,023	(9,018)	44,727	34,111	15,668

Net cash (used for) provided by operating activities	(8,637)	15,403	2,251	24,805	33,822	18,907

Cash flows used for investing activities:
Capital expenditures	(9,149)	(9,239)	(6,602)	(7,626)	(32,616)	(10,700)
Payments for acquisitions, net of cash acquired	—	—	—	—	—	(27,005)
Investment in Alma Career Oy	—	—	—	—	—	(6,516)
Cash funded to and dividends received from equity investee and other	623	(484)	(2,638)	(3,767)	(6,266)	(729)

Net cash used for investing activities	(8,526)	(9,723)	(9,240)	(11,393)	(38,882)	(44,950)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	17,500	—	52,000	—	69,500	78,800
Payments on borrowings on credit facilities	(11,399)	(28,400)	—	(51,800)	(91,599)	—
Payments on borrowings on term loan	(1,250)	(1,875)	(1,875)	(1,875)	(6,875)	(1,875)
Tax withholdings related to net share settlements of restricted stock awards and units	(1,793)	(3,194)	(927)	(147)	(6,061)	(1,427)
Repurchase of common stock	—	(23,378)	(37,404)	(46,385)	(107,167)	(39,653)
Excess income tax benefit from equity compensation plans	—	2,044	1,970	1,893	5,907	130
Net proceeds from sale of noncontrolling interest	—	—	—	86,523	86,523	—

Net cash (used for) provided by financing activities	3,058	(54,803)	13,764	(11,791)	(49,772)	35,975

Effects of exchange rates on cash	(3,172)	(2,452)	837	15	(4,772)	118
Net (decrease) increase in cash and cash equivalents	(17,277)	(51,575)	7,612	1,636	(59,604)	10,050
Cash and cash equivalents, beginning of period	148,185	130,908	79,333	86,945	148,185	88,581

Cash and cash equivalents, end of period	$130,908	$79,333	$86,945	$88,581	$88,581	$98,631

Monster Worldwide, Inc.

Consolidated Condensed Balance Sheets

(unaudited, in thousands, except selected financial ratios)

	Trended Data
	March 2013	June 2013	September 2013	December 2013	March 2014
ASSETS
Current assets:
Cash and cash equivalents	$130,908	$79,333	$86,945	$88,581	$98,631
Accounts Receivable, net	333,174	309,064	298,823	332,675	318,615
Prepaid and other	75,229	73,853	73,801	82,809	92,717

Total current assets	539,311	462,250	459,569	504,065	509,963

Property and equipment, net	137,998	132,393	128,409	124,169	126,232
Goodwill	880,715	873,166	891,623	895,518	918,672
Intangibles, net	29,385	26,096	24,219	24,058	27,849
Investment in unconsolidated affiliates	170	229	150	220	24,584
Other assets	38,644	41,078	39,960	38,227	35,496

Total assets	$1,626,223	$1,535,212	$1,543,930	$1,586,257	$1,642,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$186,142	$175,335	$151,778	$166,257	$165,535
Deferred revenue	356,468	329,492	315,645	342,156	341,947
Current portion of long-term debt	7,500	8,125	8,750	9,375	212,200
Current liabilities of discontinued operations	3,771	2,522	2,137	1,049	735

Total current liabilities	553,881	515,474	478,310	518,837	720,417

Long-term income taxes payable	51,255	52,590	51,298	53,078	54,451
Long-term debt, less current portion	161,600	130,700	180,200	125,900	—
Other liabilities	8,352	8,994	5,752	44,297	53,527

Total liabilities	775,088	707,758	715,560	742,112	828,395

Common stock and class B common stock	141	141	142	142	142
Additional paid-in capital	1,962,039	1,970,025	1,976,768	2,003,394	2,011,447
Accumulated other comprehensive income	50,163	41,024	62,046	63,368	67,691
Accumulated deficit	(559,405)	(556,025)	(544,756)	(564,871)	(562,806)
Treasury stock, at cost	(601,803)	(627,711)	(665,830)	(712,362)	(753,873)
Noncontrolling interest	—	—	—	54,474	51,800

Total stockholders’ equity	851,135	827,454	828,370	844,145	814,401

Total liabilities and stockholders’ equity	$1,626,223	$1,535,212	$1,543,930	$1,586,257	$1,642,796

Memo(1)
- Net (debt)/cash	$(38,192)	$(59,492)	$(102,005)	$(46,694)	$(113,569)

(1) -	See notes to financial supplement for definitions and calculations of selected financial ratios.